UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – May 24, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 24, 2010, Questar Corporation (“Questar”) received notice from the plan administrator of the Questar Corporation Employee Investment Plan informing it that activity in the Questar Stock Fund under the plan may be closed for participant transactions (i.e., investment election changes, loans, distributions and withdrawals) as a result of the possible transaction in which Questar may spin off of its natural gas and oil exploration and production (E&P) and midstream field services businesses to form an independent, publicly traded company named QEP Resources, Inc. (the "spin-off"). The blackout period could begin as early as June 14, 2010, however, the timing of the blackout is dependent upon the final approval of the spin-off by Questar’s board of directors. Once the blackout period begins, it could extend for up to three weeks from the beginning of the blackout period. The blackout would be necessary for the plan administrator to accurately account for the dividend of shares of QEP Resources, Inc. common stock in connection with the spin-off. On May 28, 2010, Questar sent a notice to its directors and executive officers informing them that during any blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, they will be unable to trade in Questar common stock (or related securities). During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Questar Corporation, Attention: Thomas C. Jepperson; P.O. Box 45433, Salt Lake City, UT 84145-0433; telephone: 801-324-5000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

May 28, 2010

/s/Richard J. Doleshek

Richard J. Doleshek

Executive Vice President and

Chief Financial Officer

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